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                                                                    EXHIBIT 21.1




                                 TOM BROWN, INC.

                           Subsidiaries of Registrant

                                December 31, 2000


                                                          Jurisdiction of                  Percent
Name of Subsidiary                                  Incorporation/Organization           Of Ownership
------------------                               --------------------------            ------------
Retex Inc.                                                Wyoming                          100%
Rocno Corporation                                         Texas                            100%
Wildhorse Energy Partners, L.L.C.                         Delaware                          45%
Sauer Drilling Company                                    Delaware                         100%
TBI West Virginia, Inc.                                   Delaware                         100%
TBI Pipeline Company                                      Delaware                         100%
Tom Brown Resources Ltd.                                  Alberta                          100%
TBI Field Services, Inc.                                  Delaware                         100%
TCP Gathering Co.                                         Colorado                         100%